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                                                                    EXHIBIT (21)


         Following are ONEOK, Inc.'s wholly-owned subsidiaries and corporate divisions:


                                                                                               Year of
                                                                      State of             Establishment or
                                                                   Incorporation             Incorporation
ONEOK, Inc.                                                           Oklahoma              May 16, 1997
Kansas Gas Marketing Company                                          Kansas                December 2, 1997
Kansas Gas Service Company                                            Kansas                June 30, 1997
ONG Transmission Company                                              Delaware              April 4, 1968
ONG Transmission Assets, L.L.C.                                       Oklahoma              August 28, 1998
ONG Sayre Storage Company                                             Delaware              March 9, 1964
ONEOK Technology Company                                              Delaware              August 31, 1992
Oklahoma Natural Energy Service Company                               Oklahoma              February 18, 1998
OkTex Pipeline Company                                                Delaware              September 19, 1990
ONEOK Resources Company                                               Delaware              October 5, 1970
ONEOK Service Company                                                 Oklahoma              June 19, 1998
ONEOK Gas Processing, L.L.C.                                          Oklahoma              August 24, 1998
ONEOK Gas Transportation, L.L.C.                                      Oklahoma              August 25, 1998
ONROK International, Inc.                                             Delaware              February 6, 1997
ONEOK Producer Services, L.L.C.                                       Oklahoma              August 25, 1998
ONEOK Gas Marketing Company                                           Delaware              September 10, 1992
Mid Continent Market Center Gathering, Inc. (A subsidiary of
Mid Continent Market Center, Inc.)                                    Kansas                December 13, 1994
Mid Continent Market Center, Inc.                                     Kansas                December 13, 1994
ONEOK Power Marketing Company                                         Delaware              September 6, 1996
Fifth Street Investment Corporation                                   Oklahoma              June 5, 1995
ONEOK Leasing Company                                                 Delaware              March 18, 1983
ONEOK Parking Company                                                 Delaware              March 18, 1983
ONEOK Financing Company                                               Kansas                August 31, 1998